UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2007

LUSORA HEALTHCARE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51736

(Commission File Number)

20-5854735

(IRS Employer Identification No.)

2 Sheraton Street, London, UK W1K 3AJ

(Address of principal executive offices and Zip Code)

44 207 479 4800

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" commencing on page 3 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, and “our company” refer to Lusora Healthcare Systems Inc. and our wholly owned subsidiaries, Lusora Inc. and Lusora Limited.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ASSIGNMENT AGREEMENT WITH POWER ENERGY ENTERPRISES SA

On August 22, 2007, we entered into an assignment agreement with Power Energy Enterprises SA (“Power Energy”), whereby Power Energy agreed to assign all right, title, interest and obligation of Power Energy in a memorandum of intent that Power Energy entered into with Coastal Petroleum Company or Coastal Petroleum on July 19, 2007. Under the memorandum of intent, Power Energy agreed to enter into a formal farmout agreement with Coastal Petroleum on leases owned by Coastal Petroleum on acreage located in Valley County, Montana. In consideration for the assignment, we will issue Power Energy 1,000,000 restricted common shares of our company.

The material terms and conditions of the memorandum of intent are incorporated in the formal farmout agreement that we entered into with Coastal Petroleum, of which terms and conditions are described below.

FARMOUT AGREEMENT WITH COASTAL PETROLEUM COMPANY

On August 30, 2007, we entered into a formal farmout agreement with Coastal Petroleum relating to Coastal Petroleum’s leases on approximately 42,000 acres in its Valley County Shallow Gas Assembly in Montana. Coastal Petroleum has identified a shallow gas prospect and staked a test well on this prospect, and plans to spud the well after September 15, 2007.

The plan under the farmout agreement is to: (1) drill four step out wells as soon as possible following a successful test well; (2) complete a reserve study; (3) obtain financing based upon the reserve study to complete the development of the field; and (4) install pipelines needed to carry the gas to transmission lines.

Under the farmout agreement, Coastal Petroleum will farm out the Shallow Gas Prospect test well location to us when we pay 100% of the cost of the test well and associated lease rentals, in return for 100% of the working interest before payout of the test well and 80% of the working interest of the test well after payout. The cost of the test well and associated lease rentals will be $384,000. The sum of $384,000 will be placed in escrow and will be released to Coastal Petroleum on the date the permit to drill the well is granted by the United States Bureau of Land Management, but in no case before September 15, 2007. We also paid a nonrefundable payment of $40,000 to Coastal Petroleum before entering into the farmout agreement.

In addition, within 30 days after the test well is completed, we will elect to purchase or not to purchase a 50% interest in the leases owned by Coastal Petroleum in its Valley County Shallow Gas Assembly for $1,000,000. If we elect to purchase this interest, we will pay the total purchase price of $1,000,000 to Coastal Petroleum in five installments of $200,000, to be paid at the following times:

a.	first installment at the time Coastal Petroleum obtains the permit to drill the first step out well;
b.	second installment at the time the second step out well is spud;
c.	third installment at the time the third step out well is spud;
d.	fourth installment at the time the fourth step out well is spud; and
e.	fifth installment at the time the fourth step out well is completed.

At the time of payment of each installment, Coastal Petroleum will assign a 10% undivided working interest in the leases to us. At the time of full payment, Coastal Petroleum will assign or have assigned the full 50% undivided working interest in the leases to us. From that point on Coastal Petroleum and our company would each pay 50% of the cost of wells in which they both participate and each be entitled to 50% of the revenues of wells in which they both participate. After we earn our 50% undivided interest in the leases, either party may propose a well within the leases or additional acreage acquired within the area of mutual interest (which exists within four miles of the leases). The other party may opt-in or opt-out of the proposed well, on a well by well basis.

Coastal Petroleum will be designated an operator for all operations on the leases for the joint account of Coastal Petroleum and our company except where Coastal Petroleum declines to participate in the drilling of a well or wells by our company, in which case, we may elect to act as an operator and owner of such well or wells.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND THE OIL AND GAS INDUSTRY

We have had a history of losses and no revenue, which raise substantial doubt about our ability to continue as a going concern.

Since inception, we have incurred aggregate net losses of $1,821,223 from operations. We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. To date, we have not generated any revenues from our operations. Our history of losses and no revenues raise substantial doubt about our ability to continue as a going concern. We will not be able to generate significant revenues in the future and our management expects operating expenses to increase substantially over the next 12 months following the commencement of oil and gas exploration activities. As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

We are a new entrant into the oil and gas industry without a profitable or long operating history. We do not have any income producing oil and gas properties and we have limited financial resources. There is no means by which investors can evaluate our potential for success and there is no assurance that we will ever operate profitably.

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only begun engaging in the oil and gas exploration and development business since entering into the assignment agreement with Power Energy Enterprises SA in August 2007 and we do not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Our proposed operations will require significant capital expenditures for which we may not have sufficient funding and if we do obtain additional financing, our existing shareholders may suffer substantial dilution.

We intend to make capital expenditures far in excess of our existing capital resources to acquire and explore oil and gas properties. We intend to rely on external sources of financing to meet our capital requirements to continue acquiring, exploring and developing oil and gas properties and to otherwise implement our business plan. We plan to obtain such funding through the debt and equity markets, but we cannot assure that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms, if at all. In addition, any additional equity financing may involve substantial dilution to our then existing shareholders.

Furthermore, additional debt financing could lead to:

•	a substantial portion of operating cash flow being dedicated to the payment of principal and interest;
•	being more vulnerable to competitive pressures and economic downturns; and
•	restrictions on our operations.

If sufficient capital resources are not available, we might be forced to curtail our drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which would have an adverse effect on our business, financial condition and results of operations.

Our exploratory drilling operations likely will not be successful, our business may fail and investors may lose their entire investment in our company.

We intend to drill test wells on the Montana properties subject to our farmout agreement. There can be no assurance that our future drilling activities will be successful. We may not recover all or any portion of our capital investment in the wells. Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition and would likely result in the ultimate failure of our business operations. The cost of drilling, completing, and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations including: (i) unexpected drilling conditions; (ii) pressure or irregularities in formation; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (iv) shortages or delays in availability of drilling rigs and delivery of equipment.

It is unlikely that we will find commercially viable reserves of oil or gas on any of the Montana properties subject to our farmout agreement or any other properties that we acquire rights to in the future. If we do not discover commercially viable reserves of oil and gas, our business would fail and investors would lose all of their investment in our company.

The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interest could harm our interests.

At least at the present, we do not plan to serve as the operator for our projects. As a result, we have limited ability to exercise influence over, and control the risks associated with, the operations of these properties. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interest could reduce our potential production and revenues. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operators’:

•	timing and amount of capital expenditures;
•	expertise and financial resources;

•	inclusion of other participants in drilling wells; and
•	use of technology.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

Any prospective drilling contractor or operator which we use will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. Therefore, we do not plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases in Montana or the north-western United States generally, a shortage of drilling and completion rigs, field equipment and qualified personnel could develop. These costs have recently increased sharply and could continue to do so. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm our operating results.

The geographic concentration of all of our property interests in Montana subjects us to an increased risk of loss of revenue or curtailment of potential production from factors affecting that area.

The geographic concentration of all of our property interests in Montana means that all of our property interests could be affected by the same event should the region experience:

•	severe weather;
•	delays or decreases in production, the availability of equipment, facilities or services;
•	delays or decreases in the availability of capacity to transport, gather or process production; or
•	changes in the regulatory environment.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties, the failure of which could result in under use of capital and losses.

Our future performance depends upon our ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire oil and gas reserves on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as lack of availability of rigs and other equipment, title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, unusual or unexpected formations or pressures or work interruptions. In addition, the costs of exploitation and development may materially exceed our initial estimates.

Market conditions or operation impediments may hinder our access to natural gas and crude oil markets or delay our potential production.

The marketability of potential production from our property interests depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, if drilling results are positive in certain areas of our oil and gas property interests, a new gathering system would need to be built to handle the potential volume of oil and gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Our ability to produce and market natural gas and crude oil is affected and also may be harmed by:

•	the lack of pipeline transmission facilities or carrying capacity;
•	government regulation of natural gas and crude oil production;
•	government transportation, tax and energy policies;
•	changes in supply and demand; and
•	general economic conditions.

To the extent that we establish natural gas and crude oil reserves, we will be required to replace, maintain or expand our natural gas and crude oil reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from natural gas and crude oil properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves, of which there is no assurance, and we are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future natural gas and crude oil production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for natural gas and crude oil or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and crude oil reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting the business of our company. We have a small management team, and the loss of a key individual or inability attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Future growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We expect to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

The oil and gas industry is highly competitive, and we may not have sufficient resources to compete effectively.

The oil and gas industry is highly competitive. We compete with oil and gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Complying with environmental and other government regulations could be costly and could negatively impact our production.

Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling and restrict the substances that can be released into the environment with drilling and production activities. Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

The oil and gas exploration and production industry historically is a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

•	weather conditions in the United States and wherever our property interests are located;
•	economic conditions, including demand for petroleum-based products, in the United States wherever our property interests are located;
•	actions by OPEC, the Organization of Petroleum Exporting Countries;
•	political instability in the Middle East and other major oil and gas producing regions;
•	governmental regulations, both domestic and foreign;
•	domestic and foreign tax policy;
•	the pace adopted by foreign governments for the exploration, development, and production of their national reserves;
•	the price of foreign imports of oil and gas;
•	the cost of exploring for, producing and delivering oil and gas;
•	the discovery rate of new oil and gas reserves;
•	the rate of decline of existing and new oil and gas reserves;
•	available pipeline and other oil and gas transportation capacity;
•	the ability of oil and gas companies to raise capital;
•	the overall supply and demand for oil and gas; and
•	the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

We may not identify all of liabilities associated with our property interests or obtain protection from sellers against them, which could cause us to incur losses.

Although we have reviewed and evaluated the Montana properties subject to our farmout agreement, such review and evaluation might not necessarily reveal all existing or potential problems. This is also true for any future acquisitions made by us. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a seller may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

If we hold oil and gas leases in the future, we may be unable to retain our leases and working interests in our leases, which would result in significant financial losses to our company.

We may hold oil and gas leases in the future. If we fail to meet the specific requirements of each lease, such lease may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases may harm our business. Our property interests will terminate unless we fulfill certain obligations under the terms of our leases and other agreements related to such properties. If we are unable to satisfy these conditions on a timely basis, we may lose our rights in these properties. The termination of our interests in these properties may harm our business.

Title deficiencies could render the leases that we may acquire in the future worthless which could have adverse effects on our financial condition or results of operations.

The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. This is customary practice in the oil and gas industry. However, we do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we may lease in the future, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render the lease worthless.

Our business will suffer if we cannot maintain necessary licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or our loss of or denial of extension of, any of these licenses or permits could hamper our ability to produce revenues from our operation.

RISKS RELATING TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all of our planned operations, we may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of up to 1,875,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

We were incorporated in the State of Nevada on February 2, 2005 under the name Comtrix Inc. From incorporation until June 2005, our operating activities consisted primarily of developing fingerprint recognition products for residential buildings in China. We were not successful in implementing our business plan. Our management investigated opportunities and challenges in the business of developing fingerprint recognition products and security for residential buildings in China and determined that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and focused on the identification of suitable businesses with which to enter into a business opportunity or business combination.

On June 23, 2006, we executed a letter of intent with Lusora Inc. wherein the existing stakeholders of Lusora Inc. agreed to exchange issued and outstanding shares of the common stock of Lusora Inc. for the same number of shares of our company.

Effective June 23, 2006, we completed a merger with Lusora Corp., which was created for the sole purpose of effecting a name change. As a result, we changed our name from “Comtrix Inc.” to “Lusora Healthcare Systems Inc.” We changed the name of our company to better reflect the anticipated direction and business of our company. In addition, effective June 23, 2006 we effected a twenty-five (25) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 1,875,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 2,500,000 shares of common stock to 62,500,000 shares of common stock.

On November 30, 2006 we completed our acquisition of 100% of the issued and outstanding common stock of Lusora Inc., a privately-owned Nevada corporation engaged in developing and commercializing wireless personal security and monitoring solutions, pursuant to a share exchange agreement we had entered into with the shareholders of Lusora Inc. Following the acquisition, we became a wireless security company that intended to produce a monitoring and response system for elderly people.

Effective July 17, 2007, Scott Gurley, our Chief Operating Officer and Director and President of our subsidiary, Lusora Inc., resigned from his positions with our company. Because we were not successful in implementing our business plan, we decided to change the direction of our business to oil and gas exploration. On August 22, 2007, we entered into an assignment agreement with Power Energy Enterprises SA or Power Energy, whereby Power Energy agreed to assign all right, title, interest and obligation of Power Energy in a memorandum of intent that Power Energy entered into with Coastal Petroleum Company or Coastal Petroleum on July 19, 2007. Under the memorandum of intent, Power Energy agreed to enter into a formal farmout agreement with Coastal Petroleum on leases owned by Coastal Petroleum on acreage located in Valley County, Montana. In consideration for the assignment, we agreed to issue Power Energy 1,000,000 restricted common shares of our company. On August 30, 2007, we entered into a formal farmout agreement with Coastal Petroleum relating to Coastal Petroleum’s leases on approximately 42,000 acres in its Valley County Shallow Gas Assembly in Montana.

BUSINESS SUBSEQUENT TO THE ENTRY INTO THE FARMOUT AGREEMENT

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of prospective oil and gas properties. Following the entry into the farmout agreement with Coastal Petroleum, Coastal Petroleum and we may: (1) drill four step out wells as soon as possible following a successful test well, of which there is no assurance; (2) complete a reserve study; (3) obtain financing based upon the reserve study to complete the development of the field; and (4) install pipelines needed to carry the gas to transmission lines.

Under the farmout agreement, Coastal Petroleum will farmout the Shallow Gas Prospect test well location to us when we pay 100% of the cost of the test well and associated lease rentals, in return for 100% of the working interest before payout of the test well and 80% of the working interest of the test well after payout. The amount of the cost of the test well and associated lease rentals will be $384,000. In addition, within 30 days after the test well is completed, we will elect to purchase or not to purchase a 50% interest in the leases owned by Coastal Petroleum in its Valley County Shallow Gas Assembly for $1,000,000. If we elect to purchase this interest, we will pay the total purchase price of $1,000,000 to Coastal Petroleum in five installments of $200,000.

Coastal Petroleum will be designated as an operator for all operations on the leases for the joint account of Coastal Petroleum and our company except where Coastal Petroleum declines to participate in the drilling of a well or wells by our company, in which case, we may elect to act as an operator and owner of such well or wells.

In addition to the exploration and development of the property interests subject to our farmout agreement, we intend to acquire additional oil and gas interests in the future. Management believes that future growth of our company will primarily occur through the acquisition of additional oil and gas properties following extensive due diligence by our company. However, we may elect to proceed through collaborative agreements and joint ventures in order to share expertise and reduce operating costs with other experts in the oil and gas industry. The analysis of new property interests will be undertaken by or under the supervision of our management and board of directors. Although the oil and gas industry is currently very competitive, management believes that many undervalued prospective properties remain available for acquisition purposes.

Since we are an exploration stage company, there is no assurance that a commercially viable oil and gas reserve exists on any of our property interests, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, we have not discovered an economically viable oil and gas reserve on any of our property interests, and there is no assurance that we will discover one.

Our plan of operation is to conduct exploration work on each of our property interests in order to ascertain whether any possess commercially exploitable oil and gas reserves. There can be no assurance that such oil and gas reserves exist on any of our property interests.

Even if we complete our proposed exploration programs on our property interests and we are successful in identifying an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and gas reserve.

Competition

We are an exploration stage company engaged in the acquisition of prospective oil and gas properties. We compete with other companies for both the acquisition of prospective properties and the financing necessary to develop such properties.

We conduct our business in an environment that is highly competitive and unpredictable. In seeking out prospective properties, we have encountered intense competition in all aspects of our business as we compete directly with other development stage companies as well as established international companies. Many of our competitors are national or international companies with far greater resources, capital and access to information than us. Accordingly, these competitors may be able to spend greater amounts on the acquisition of prospective properties and on the exploration and development of such properties. In addition, they may be able to afford greater geological expertise in the exploration and exploitation of oil and gas properties. This competition could result in our competitors having resource properties of greater quality and attracting prospective investors to finance the development of such properties on more favorable terms. As a result of this competition, we may become involved in an acquisition with more risk or obtain financing on less favorable terms.

Government Regulation

The exploration and development of oil and gas properties is subject to various United States federal, state and local governmental regulations. Our company may from time to time, be required to obtain licenses and permits from various governmental authorities in regards to the exploration of our property interests.

If our company proceeds with the development of our properties, we anticipate that we will be subject to increased governmental regulation. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state and local laws and regulations relating primarily to the protection of human health and the environment. As our company has not proceeded to the development of our properties, we have not incurred any expenditures related to complying with such laws, or for remediation of existing environmental contamination. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Employees

Our company is currently operated by Dan Bauer as our President, Secretary, Treasurer and Director and Julian Lee as our Chief Financial Officer and Director. We intend to periodically hire independent contractors to execute our exploration and development activities. Our company may hire employees when circumstances warrant. At present, however, our company does not anticipate hiring employees in the near future.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at 2 Sheraton Street, London, UK W1K 3AJ. We lease our office space at this location on a month-to-month basis at a rental rate of approximately $1,000.00 per month. Our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

THE SHALLOW GAS PROSPECT

On August 30, 2007, we entered into a formal farmout agreement with Coastal Petroleum relating to Coastal Petroleum’s leases on 42,259.77 gross mineral acres (42,080.84 net acres) in its Valley County Shallow Gas Assembly in Montana. Coastal Petroleum has staked a test well on the Shallow Gas Prospect on a 160 acre spacing unit in the center of the Shallow Gas Prospect in Section 19, Township 36 North, Range 38 East, and plans to spud the well after September 15, 2007.

Under the farmout agreement, the Coastal Petroleum will farmout the Shallow Gas Prospect test well location to us when we pay 100% of the cost of the test well and associated lease rentals, in return for 100% of the working interest before payout of the test well and 80% of the working interest of the test well after payout. The amount of the cost of the test well and associated lease rentals will be $384,000. The sum of $384,000 will be placed in escrow and will be released to Coastal Petroleum on the date the permit to drill the well is granted by the United States Bureau of Land Management, but in no case before September 15, 2007.

In addition, within 30 days after the test well is completed, we will elect to purchase or not to purchase a 50% interest in the leases owned by Coastal Petroleum in its Valley County Shallow Gas Assembly for $1,000,000. If we make the full payment of $1,000,000, Coastal Petroleum and our company would each pay 50% of the cost of wells in which they both participate and each be entitled to 50% of the revenues of wells in which they both participate. After we earn our 50% undivided interest in the leases, either party may propose a well within the leases or additional acreage acquired within the area of mutual interest (which exists within four miles of the leases). The other party may opt-in or opt-out of the proposed well, on a well by well basis.

PLAN OF OPERATION

Company Overview

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of prospective oil and gas properties. We were previously a wireless security company that intended to produce a monitoring and response system for elderly people. Because we were not successful in implementing our business plan, we decided to change the direction of our business to oil and gas exploration.

On August 22, 2007, we entered into an assignment agreement with Power Energy, whereby Power Energy agreed to assign all right, title, interest and obligation of Power Energy in a memorandum of intent that Power Energy entered into with Coastal Petroleum on July 19, 2007. Under the memorandum of intent, Power Energy agreed to enter into a formal farmout agreement with Coastal Petroleum on leases owned by Coastal Petroleum on acreage located in Valley County, Montana. In consideration for the assignment, we agreed to issue Power Energy 1,000,000 restricted common shares of our company. On August 30, 2007, we entered into a formal farmout agreement with Coastal Petroleum relating to Coastal Petroleum’s leases on approximately 42,000 acres in its Valley County Shallow Gas Assembly in Montana.

Plan of Operations

Following the entry into the farmout agreement with Coastal Petroleum, Coastal Petroleum and we plan to: (1) drill four step out wells as soon as possible following a successful test well, of which there is no assurance; (2) complete a reserve study; (3) obtain financing based upon the reserve study to complete the development of the field; and (4) install pipelines needed to carry the gas to transmission lines.

We will pay 100% of the cost of the test well and associated lease rentals, in return for 100% of the working interest before payout of the test well and 80% of the working interest of the test well after payout. The amount of the cost of the test well and associated lease rentals will be $384,000. In addition, within 30 days after the test well is completed, we will elect to purchase or not to purchase a 50% interest in the leases for $1,000,000. If we elect to purchase this interest, we will pay the total purchase price of $1,000,000 to Coastal Petroleum in five installments of $200,000.

Coastal Petroleum will be designated as an operator for all operations on the leases for the joint account of Coastal Petroleum and our company except where Coastal Petroleum declines to participate in the drilling of a well or wells by our company, in which case, we may elect to act as an operator and owner of such well or wells.

As of May 31, 2007, our company had cash of $183,483 and working capital of $90,104. We estimate our operating expenses and working capital requirements for the next twelve month period to be as follows:

Estimated Expenses For the Next Twelve Month Period
Operating Expenses
Exploration Costs	$384,000
Employee and Consultant Compensation	$250,000
Professional Fees	$250,000
General and Administrative Expenses	$350,000
Total	$1,234,000

Exploration Costs

We estimate that our exploration costs on the Montana properties subject to our farmout agreement will be approximately $384,000 during the next twelve months, which will include drilling and completing a test well and associated lease rentals. In addition, within 30 days after the test well is completed, we may elect to purchase a 50% interest in the Coastal Petroleum’s leases for $1,000,000.

Employee and Consultant Compensation

Given the early stage of our development and exploration properties, we intend to outsource our professional and personnel requirements by retaining consultants on an as needed basis. We estimate that our consultant and related professional compensation expenses for the next twelve month period will be approximately $250,000.

Professional Fees

We expect to incur on-going legal expenses to comply with our reporting responsibilities as public company under the United States Securities Exchange Act of 1934, as amended. We estimate our legal and accounting expenses for the next fiscal year to be approximately $250,000.

General and Administrative Expenses

We anticipate spending $350,000 on general and administrative costs in the next twelve month period. These costs primarily consist of expenses such as lease payments, office supplies and office equipment. Other costs include settlement costs of winding up or sale of our healthcare business. We also paid $40,000 to Coastal before entering into the farmout agreement.

LIQUIDITY AND CAPITAL RESOURCES

Our company's principal cash requirements are for exploration expenses which we anticipate will rise as we proceed to determine the feasibility of developing our current or future property interests.

Capital Resources

As of May 31, 2006, we had working capital of $90,104. We have suffered recurring losses from inception. The ability of our company to meet our financial liabilities and commitments is primarily dependent upon the continued financial support of our directors and shareholders, the continued issuance of equity to new shareholders, and our ability to achieve and maintain profitable operations.

Management believes that our company's cash and cash equivalents and cash provided by operating activities will not be sufficient to meet our working capital requirements for the next twelve month period. We estimate that we will require an additional $1,500,000 over the next twelve month period to fund our operating cash shortfall. Our company plans to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our estimated funding requirements for the next twelve months primarily through the private placement of our equity securities. There is no assurance that our company will be able to obtain further funds required for our continued working capital requirements.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful exploration of our property interests, the identification of reserves sufficient enough to warrant development, successful development of our property interests and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Capital Expenditures

Other than as required under the terms of the assignment agreement with Power Energy and the terms of the farmout agreement with Coastal Petroleum, as of August 30, 2007, we do not have any material commitments for capital expenditures and management does not anticipate that we will spend additional material amounts on capital expenditures in the near future.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Assignment Agreement between Power Energy Enterprises and our company
10.2	Farmout Agreement between Coastal Petroleum Company and our company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSORA HEALTHCARE SYSTEMS INC.

By:

/s/ Dan Bauer

Dan Bauer

President and Director

August 30, 2007